Exhibit 10.3

Amendment No. 1

To agreement between the Attorney General of the State of New York and the Superintendent of Insurance of the State of New York, and

Marsh & McLennan Companies, Inc., Marsh Inc. and their subsidiaries and affiliates

(collectively “Marsh”) dated January 30, 2005

The parties to the above captioned Agreement (the “Agreement”), for good and valuableconsideration, hereby agree to the following amendments to the Agreement:

Paragraph 8 is amended by inserting in clause (b), the word “U.S.” after the word “the” and before the word “client” such that it now reads, in relevant part: “(b) the U.S. client consents in writing ...”

Paragraph 19 is amended and restated in its entirety to read as follows:

“K. Limitation on Extraterritorial Effect

19.

The provisions of paragraphs 7 through 9 and 11 through 17 shall apply to all Marsh entities that are domiciled in the United States. In addition, with respect to those Marsh entities not domiciled in the United States, said provisions shall apply only to (a) all insurance policy placement, renewal, consultation, or servicing performed for any client domiciled in the United States, and (b) all insurance policy placement, renewal, consultation, or servicing associated with covering property or operations situated in the United States, irrespective of client domicile. Paragraph 10 shall apply to all Marsh entities worldwide.”

This Amendment No. 1 has been executed on the date or dates set forth below, but shall be effective on the effective date of the Agreement.

As hereby amended, the Agreement remains in full force and effect. This amendment may be executed in counterparts.

In Witness Whereof, the parties have caused this Amendment to be signed by their authorized representatives on this 28th day of April, 2005.

Eliot Spitzer, Esq.	Howard Mills

/s/ Eliot Spitzer	/s/ Howard Mills
Attorney General	Superintendent of Insurance
State of New York	New York State Insurance Department
120 Broadway, 25th Floor	25 Beaver Street
New York, NY 10271	New York, NY 10004

Marsh & McLennan Companies, Inc.	Marsh Inc.

By /s/ Michael G. Cherkasky	By /s/ Michael G. Cherkasky
Michael G. Cherkasky	Michael G. Cherkasky
President and CEO	Chairman and CEO
1166 Avenue of the Americas	1166 Avenue of the Americas
New York, NY 10036	New York, NY 10036